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                                                                     EXHIBIT 3.1

                                 SRS LABS, INC.
                                     BYLAWS*


                             STOCKHOLDERS' MEETINGS

         1. Time and Place of Meetings. All meetings of the stockholders for the election of Directors or for any other purpose shall be held at such time and place, within or without the State of Delaware, as may be designated by the Board of Directors, or by the Chairman of the Board of Directors, the President or the Secretary in the absence of a designation by the Board of Directors, and stated in the notice of meeting. The Chairman of the Board of Directors may postpone and reschedule any previously scheduled annual or special meeting of the stockholders of the Corporation.

         2. Annual Meeting. An annual meeting of the stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors, at which meeting the stockholders shall elect by a plurality vote the Directors to succeed those whose terms expire and shall transact such other business as may properly be brought before the meeting in accordance with Bylaw 8.

         3. Special Meetings. Special meetings of the stockholders may be called only by the Chairman of the Board of Directors or by the Chairman of the Board of Directors or the Secretary within 10 days after receipt of the written request of a majority of the total number of Directors which the Corporation would have if there were no vacancies (the "Whole Board"). Any such request by a majority of the Whole Board shall be sent to the Chairman of the Board of Directors and the Secretary and shall state the purpose or purposes of the proposed meeting. Special meetings of holders of the outstanding Preferred Stock may be called in the manner and for the purposes provided in the resolutions of the Board of Directors providing for the issuance of such stock as filed pursuant to the applicable law of the State of Delaware (a "Preferred Stock Designation"). At a special meeting of stockholders, only such business shall be conducted or considered as shall have been stated in the notice of the meeting given by or at the direction of the Board of Directors.

         4. Notice of Meetings. Written notice of every meeting of the stockholders, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting, except as otherwise provided herein or by law. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

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*As amended.

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         5. Inspectors. The Board of Directors shall appoint one or more inspectors of election to act as judges of the voting and to determine those entitled to vote at any meeting of the stockholders, or any adjournment thereof, in advance of such meeting, but if the Board of Directors fails to make such appointment(s) or if an appointee fails to serve, the presiding officer of the meeting of the stockholders may appoint one or more inspectors (or substitute inspector(s)) to act at the meeting.

         6. Quorum. Except as otherwise provided by law or in a Preferred Stock Designation, the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business thereat. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

         7. Voting. Except as otherwise provided by law, by the Certificate of Incorporation or in a Preferred Stock Designation, each stockholder shall be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the Corporation on the record date for the meeting and such votes may be cast either in person or by written proxy. Every proxy must be duly executed and filed with the Secretary of the Corporation. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. The vote upon any question brought before a meeting of the stockholders may be by voice vote, unless otherwise required by the Certificate of Incorporation or these Bylaws or unless the presiding officer or the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. Every vote taken by written ballot shall be counted by the inspector(s) of election. When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter and which has actually voted shall be the act of the stockholders, except in the election of Directors or as otherwise provided in these Bylaws, the Certificate of Incorporation, a Preferred Stock Designation or by law.

         8. Order of Business. (a) The Chairman of the Board of Directors, or such other officer of the Corporation designated by a majority of the Whole Board (as defined in Bylaw 3), shall call meetings of the stockholders of the Corporation to order and shall act as presiding officer thereof. Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer of the meeting of the stockholders shall determine the order of business and shall have the authority in his discretion to regulate the conduct of any such meeting, including without limitation by imposing restrictions on the persons (other than stockholders of the Corporation or their duly appointed proxies)


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who may attend any such stockholders' meeting, by ascertaining whether any stockholder or his proxy may be excluded from any such meeting based upon any determination by the presiding officer, in his sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and by determining the circumstances in which any person may make a statement or ask questions at any such meeting.

         (b) At an annual meeting of the stockholders, only such business shall be conducted or considered as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of a majority of the Whole Board, or (iii) otherwise properly requested to be brought before the meeting by a stockholder of the Corporation.

         (c) For business to be properly requested to be brought before an annual meeting by a stockholder of the Corporation, the stockholder (i) must be a stockholder of record at the time of the giving of the notice for such annual meeting provided for in the Bylaws of this Corporation, (ii) must be entitled to vote at such meeting and (iii) must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which public announcement is first made of the date of the meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made,
(iii) the class and number of shares of the Corporation that are owned beneficially and of record by the stockholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, and (iv) any material interest of such stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, in such business. Notwithstanding anything in this Bylaw 8 to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Bylaw 8. The presiding officer of the annual meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the procedures prescribed in this Bylaw 8 and, if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Bylaw 8, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as


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amended, and the rules and regulations thereunder with respect to the matters set forth in this Bylaw 8. For purposes of this Bylaw and Bylaw 13, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or in stockholder correspondence or a stockholder report. Nothing in this Bylaw shall be deemed to affect any rights (including, but not limited to, the time periods specified to exercise such rights) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended.


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                                    DIRECTORS

         9. Powers. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

         10. Number, Election and Terms. Subject to the rights, if any, of any series of Preferred Stock to elect additional Directors under specified circumstances, the authorized number of Directors may be determined from time to time only by a vote of a majority of the Whole Board (as defined in Bylaw 3) or by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors (the "Voting Stock"), voting together as a single class, but in no case shall the number of Directors be less than 5 or more than 13. The Directors, other than those who may be elected by the holders of any series of the Preferred Stock, shall be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. The Directors first appointed to Class I shall hold office for a term expiring at the annual meeting of stockholders to be held in 1997; the Directors first appointed to Class II shall hold office for a term expiring at the annual meeting of stockholders to be held in 1998; and the Directors first appointed to Class III shall hold office for a term expiring at the annual meeting of stockholders to be held in 1999, with the members of each class to hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of Directors whose term expires at that meeting shall be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

         11. Vacancies and Newly Created Directorships. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of an incumbent Director.

         12. Removal. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under specified circumstances, any Director may be removed from office by the stockholders only for cause and only in the manner


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provided in this Bylaw 12. At any annual meeting or special meeting of the stockholders of the Corporation, the notice of which shall state that the removal of a Director or Directors is among the purposes of the meeting, the affirmative vote of the holders of at least 80% of the Voting Stock (as defined in Bylaw 10), voting together as a single class, may remove such Director or Directors for cause.

         13. Nominations of Directors; Election. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under specified circumstances, only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors of the Corporation. Nominations of persons for election as Directors of the Corporation may be made by (i) the Board of Directors or a committee appointed by the Board of Directors, or (ii) any stockholder who is a stockholder of record at the time of giving of notice for the meeting provided for in these Bylaws, who shall be entitled to vote for the election of Directors and who complies with the procedures set forth in this Bylaw 13. All nominations by stockholders shall be made pursuant to timely notice in proper written form to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which public announcement is first made of the date of the meeting, and (ii) in the case of a special meeting at which Directors are to be elected, not later than the close of business on the 10th day following the day on which public announcement is first made of the date of the meeting. To be in proper written form, such stockholder's notice shall set forth or include (i) the name and address, as they appear on the Corporation's books, of the stockholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) a representation that the stockholder giving the notice is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the class and number of shares of stock of the Corporation owned beneficially and of record by the stockholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made; (iv) a description of all arrangements or understandings between or among any of (A) the stockholder giving the notice,
(B) the beneficial owner on whose behalf the notice is given, (C) each nominee, and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice; (v) such other information regarding each nominee proposed by the stockholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (vi) the signed consent of each nominee to serve as a Director of the Corporation if so elected. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a


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Director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. The presiding officer of the meeting for election of Directors shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this Bylaw 13, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Bylaw 13, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Bylaw.

         14. Resignation. Any Director may resign at any time by giving written notice of his resignation to the Chairman of the Board of Directors or the Secretary.

         15. Regular Meetings. Regular meetings of the Board of Directors may be held without notice immediately after the annual meeting of the stockholders and at such other time and place either within or without the State of Delaware as shall from time to time be determined by the Board of Directors.

         16. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President on one day's written notice to each Director by whom such notice is not waived, given either personally or by mail, telegram, telex, facsimile or similar medium of communication, and shall be called by the Chairman of the Board of Directors or the President in like manner and on like notice on the written request of two Directors. Special meetings of the Board of Directors may be held at such time and place either within or without the State of Delaware as is determined by the Board of Directors or specified in the notice of any such meeting.

         17. Quorum. At all meetings of the Board of Directors, a majority of the total number of Directors then in office shall constitute a quorum for the transaction of business and, except for the designation of committees (as provided in Bylaw 18) or as otherwise required by the Certificate of Incorporation, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time to another place, time or date, without notice other than announcement at the meeting, until a quorum shall be present.

         18. Committees of the Board of Directors. The Board of Directors, by resolution passed by a majority of the Whole Board (as defined in Bylaw 3), may designate one or more committees, each committee to consist of one or more Directors and each to have such lawfully delegable powers and duties as the Board may confer. Each such committee shall serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In lieu of such action by the Board of Directors, in the absence or


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disqualification of any member of a committee, the members thereof present at any such meeting of the committee and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Except as otherwise provided by law, any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the direction of the management of the business and affairs of the Corporation. Any committee or committees so designated by the Board of Directors shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Unless otherwise prescribed by the Board of Directors, a majority of the members of the committee shall constitute a quorum for the transaction of business, and the act of a majority of the members present at a meeting at which there is a quorum shall be the act of such committee. Each committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and shall keep a written record of all actions taken by it.

         19. Compensation. The Board of Directors may establish the compensation for, and reimbursement of the expenses of, Directors for membership on the Board of Directors and on committees of the Board of Directors, attendance at meetings of the Board of Directors or committees of the Board of Directors, and for other services by Directors to the Corporation.

         20. Rules. The Board of Directors may adopt rules and regulations that are not inconsistent with law or these Bylaws for the conduct of their meetings and the management of the affairs of the Corporation.

                                     NOTICES

         21. Generally. Except as otherwise provided by law, these Bylaws or the Corporation's Certificate of Incorporation, whenever by law or under the provisions of the Certificate of Incorporation or these Bylaws, notice is required to be given to any Director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors may also be given by telephone, telegram, telex, facsimile or similar medium of communication.

         22. Waivers. Whenever any notice is required to be given by law or under the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the


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beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                    OFFICERS

         23. Generally. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chairman of the Board of Directors, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, and a Treasurer. The Board of Directors may also choose any or all of the following: one or more Vice Chairmen of the Board of Directors, one or more Executive Vice Presidents, one or more Senior Vice Presidents, and one or more Assistant Secretaries, Assistant Treasurers, and such other officers as may be appointed in accordance with Bylaw 24. Any number of offices may be held by the same person. Any of the offices may be left vacant from time to time as the Board of Directors may determine. In the case of the absence or disability of any officer of the Corporation or for any other reason deemed sufficient by a majority of the Board of Directors, the Board of Directors may delegate his powers or duties to any other officer or to any Director.

         24. Subordinate Officers. The Board of Directors may appoint, and may empower the Chief Executive Officer or President to appoint, such other officers as the business of the Corporation may require.

         25. Compensation. The compensation of all officers and agents of the Corporation who are also Directors of the Corporation shall be fixed by the Board of Directors or by a committee of the Board of Directors established pursuant to Bylaw 18. The Board of Directors may delegate the power to fix the compensation of other officers and agents of the Corporation to an officer of the Corporation.

         26. Succession. The officers of the Corporation shall hold office until their successors are elected and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Whole Board. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

         27. Authority and Duties. Each of the officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the Board of Directors in a resolution which is not inconsistent with these Bylaws.

         28. Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors and he shall have such other duties and responsibilities as may be assigned to him by the Board of Directors. The Chairman of the Board of Directors may delegate to any qualified person authority to chair any meeting of the stockholders, either on a temporary or a permanent basis.


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         29. Chief Executive Officer. The Chief Executive Officer shall have such supervisory powers and such other duties and responsibilities as may be assigned to him by the Board of Directors.

         30. President. The President shall be responsible for the active management and direction of the business and affairs of the Corporation. In case of the inability or failure of the Chairman of the Board of Directors to perform the duties of that office, the President shall perform the duties of the Chairman of the Board of Directors, unless otherwise determined by the Board of Directors.

         31. Execution of Documents and Action With Respect to Securities of Other Corporations. The President, the Chairman of the Board of Directors and the Chief Executive Officer, if such an officer be elected (for purposes of this Bylaw 31, each an "Executive Officer"), each shall have and is hereby given, full power and authority, except as otherwise required by law or directed by the Board of Directors, (a) to execute, on behalf of the Corporation, all duly authorized contracts, agreements, deeds, conveyances or other obligations of the Corporation, applications, consents, proxies and other powers of attorney, and other documents and instruments, and (b) to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders (or with respect to any action of such stockholders) of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities of such other corporation. In addition, the Executive Officer may delegate to other officers, employees and agents of the Corporation the power and authority to take any action which the Executive Officer is authorized to take under this Bylaw 31, with such limitations as the Executive Officer may specify; such authority so delegated by the Executive Officer shall not be re-delegated by the person to whom such execution authority has been delegated.

         32. Vice President. Each Vice President, however titled, shall perform such duties and services and shall have such authority and responsibilities as shall be assigned to or required from time to time by the Board of Directors or the President.

         33. Secretary. The Secretary shall attend all meetings of the stockholders and all meetings of the Board of Directors and record all proceedings of the meetings of the stockholders and of the Board of Directors and shall perform like duties for the standing committees when requested by the Board of Directors or the President. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board of Directors. The Secretary shall perform such duties as may be prescribed by the Board of Directors or the President. The Secretary shall have charge of the seal of the Corporation and authority to affix the seal to any instrument. The Secretary or any Assistant Secretary may attest to the corporate seal by handwritten or facsimile signature. The Secretary shall keep and account for all books, documents, papers and records of the Corporation except those for which some other officer or


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agent has been designated or is otherwise properly accountable. The Secretary shall have authority to sign stock certificates.

         34. Treasurer. The Treasurer shall be the chief financial officer of the Corporation. The Treasurer shall have the custody of the funds and securities belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Treasurer with the prior approval of the Board of Directors or the President. The Treasurer shall disburse the funds and pledge the credit of the Corporation as may be directed by the Board of Directors and shall render to the Board of Directors and the President, as and when required by them, or any of them, an account of all transactions by the Treasurer.


                                      STOCK

         35. Certificates. The shares of the Corporation shall be represented by certificates, in such form as shall be determined by the Board of Directors, subject to applicable legal requirements, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution(s) by the Board of Directors, every holder of stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation representing the number of shares registered in certificate form. Such certificate also shall be signed by a duly authorized officer or agent of any properly designated transfer agent of the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

                  Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the Delaware General Corporation Law, including information regarding partly paid shares, restrictions on transfer or voting trusts, or, with respect to the information required by Section 151(f) of the Delaware General Corporation Law, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.


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         36. Classes of Stock. The designations, preferences and relative participating, optional or other special rights of the various classes of stock or series thereof, and the qualifications, limitations or restrictions thereof, shall be set forth in full or summarized on the face or back of the certificates which the Corporation issues to represent its stock, or in lieu thereof, such certificates shall set forth the office of the Corporation from which the holders of certificates may obtain a copy of such information.

         37. Transfers. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, or when proper instructions with respect to the transfer of uncertificated shares are received by the Corporation or the transfer agent, it shall be the duty of the Corporation to transfer such shares upon its records and, in connection with the transfer of shares that will be certificated, issue, or to cause its transfer agent to issue, a new certificate to the person entitled thereto and cancel the old certificate.

         38. Lost, Stolen or Destroyed Certificates. The Secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates, the Secretary may require the owners of such lost, stolen or destroyed certificate or certificates to give the Corporation a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of the new certificate.

         39. Record Dates. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the


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

stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         (c) The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.


                                     GENERAL

         40. Fiscal Year. The fiscal year of the Corporation shall be fixed from time to time by the Board of Directors.

         41. Seal. The Board of Directors may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         42. Reliance upon Books, Reports and Records. Each Director, each member of a committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees of the Board of Directors, or by any other person as to matters the Director, committee member or officer believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

         43. Time Periods. In applying any provision of these Bylaws that requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

         44. Application of California Corporations Code. In the event that the Board of Directors determines that the Corporation has become subject to and is not exempt from the application of Section 2115 of the California Corporations Code ("Section 2115"), the Board of Directors shall amend these Bylaws from time to time as necessary to comply with the requirements of Section 2115, such amendments to be effected without a vote of the stockholders notwithstanding anything herein to the contrary.


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